UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

Behringer Harvard Short-Term Opportunity Liquidating Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 1, 2015, Behringer Harvard Short-Term Opportunity Liquidating Trust, successor in interest to the Behringer Harvard Short-Term Opportunity Fund I LP (the “Trust,” or “our”) announced in a letter to the Trust’s unit holders that it will make a final liquidating distribution of approximately $12.8 million, or $1.19 per unit, to the holders, as of December 17, 2015, of units of the Trust. This final distribution will consist of the net cash proceeds from asset dispositions and all other cash available for distribution, after satisfaction of all contingent liabilities and reserves for payment of all remaining fund costs. Once this final distribution is made, there will be no subsequent distributions from the Trust.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter to Investors dated December 1, 2015

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this Report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and other future conditions. These statements are not guarantees of future performance, and we caution unit holders not to place undue reliance on forward-looking statements.  Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of factors, including the availability of cash from liquidations to fund the distributions, changes in laws or regulations affecting our business or assets.

Forward-looking statements in this Report reflect our management’s view only as of the date of this report, and may ultimately prove to be incorrect or false.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions or the occurrence of unanticipated events or changes. We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Behringer Harvard SHORT-TERM OPPORTUNITY Liquidating Trust

	By:	Behringer Harvard Advisors II LP
Managing Trustee of Behringer Harvard Short-Term Opportunity Liquidating Trust

Dated: December 2, 2015	By:	/s/ S. Jason Hall
S. Jason Hall
Treasurer of Behringer Harvard Advisors II LP
(Principal Accounting Officer)